CLEVELAND-CLIFFS INC. • 200 PUBLIC SQUARE • SUITE 3300 • CLEVELAND, OH 44114-2544 NEWS RELEASE Cleveland-Cliffs Announces Executive Management Promotions CLEVELAND – August 30, 2021 – Cleveland-Cliffs Inc. (NYSE: CLF) today announced the promotion of three key leaders at the executive level, effective September 1, 2021. The announcement comes as Cliffs seeks to broaden its already robust raw material portfolio by expanding its scrap recycling presence, an activity that will fall under a newly created division named Cleveland-Cliffs Services. The ongoing steel business stays within Cleveland-Cliffs Steel, an already existing Cleveland-Cliffs Inc.’s division. • Clifford T. Smith, currently EVP, Chief Operating Officer, has been promoted to EVP & President, Cleveland-Cliffs Steel. He will continue to lead both operations and commercial for all business segments including Steelmaking, Tooling and Stamping, and Tubular Components. • Keith A. Koci, currently EVP, Chief Financial Officer, has been promoted to EVP & President, Cleveland-Cliffs Services. He will assume corporate responsibility for procurement, logistics, IT, and scrap recycling. He will lead the growth of Cliffs’ raw material portfolio, with a primary emphasis on expanding Cliffs’ presence in the domestic scrap recycling market. • Celso L. Goncalves, currently SVP, Finance & Treasurer, has been promoted to EVP, Chief Financial Officer. He will lead the financial organization for Cleveland-Cliffs Inc., assuming executive responsibility for Finance, Accounting, Tax, Treasury and Investor Relations. He will also continue to lead key strategic corporate and business development initiatives. All three individuals will report directly to Lourenco Goncalves, Cleveland-Cliffs Inc. Chairman, President and CEO, who said, “Today’s announcement represents the formation of the ideal leadership structure for our recently transformed company going forward, with promotions to the three members of my core team. Cliff Smith, Keith Koci and Celso Goncalves have been critical contributors to our remarkable transformation over the past two years, and I will rely on them to continue to execute on our strategic objectives. I plan to be in this seat for the long term, and the collaboration of these three executives and their work with me are paramount to the continued success of our company.” Mr. Goncalves added, “First, Cliff has been and will continue to be my second in command at Cleveland- Cliffs, and the success of the integration of our two major acquisitions speaks to his effective leadership. Second, in this new era of steel decarbonization, scrap will become precious metal, and Keith’s deep EXHIBIT 99.1

CLEVELAND-CLIFFS INC. • 200 PUBLIC SQUARE • SUITE 3300 • CLEVELAND, OH 44114-2544 2 background in M&A makes him the perfect person to lead this venture. And finally, through his successful career both in investment banking and here at Cliffs leading our capital structure transformation initiatives, Celso has perfected the skills I need in a CFO at this time.” Executive Biographies Clifford T. Smith joined Cleveland-Cliffs in 2003, and has served as Executive Vice President, Chief Operating Officer (January 2019 – present); and Executive Vice President, Business Development (April 2015 – January 2019). Prior to these roles, he has also held various senior management positions including oversight of Seaborne Iron Ore, Latin American Operations and Cliffs Michigan Operations. Prior to joining Cliffs, Mr. Smith held mine management positions with Asarco, Southern Peru Copper Corporation, and Amax Coal. He received a B.S. in mining engineering from the South Dakota School of Mines and Technology. Keith A. Koci joined Cleveland-Cliffs in 2019, and has served as Executive Vice President, Chief Financial Officer for his entire tenure. Prior to joining Cliffs, Mr. Koci served most recently as Senior Vice President and Chief Financial Officer for Metals USA. He also previously held the roles of Senior Vice President, Business Development; Vice President, Corporate Controller; Director of Budgeting; and Regional Controller for Metals USA. Mr. Koci graduated from the University of Illinois – Chicago with a B.S. in Business Administration. Celso L. Goncalves joined Cleveland-Cliffs in 2016, and has served as Senior Vice President, Finance & Treasurer (March 2020 – Present); Vice President, Treasurer (December 2017 – March 2020); and Assistant Treasurer (September 2016 – December 2017). Prior to joining Cliffs, Mr. Goncalves worked in Investment Banking at Deutsche Bank in New York and at Jefferies in New York and São Paulo, Brazil. Mr. Goncalves earned his M.B.A. from the Tepper School of Business at Carnegie Mellon University and his B.S. from the Marshall School of Business at the University of Southern California. About Cleveland-Cliffs Inc. Cleveland-Cliffs is the largest flat-rolled steel producer in North America. Founded in 1847 as a mine operator, Cliffs also is the largest manufacturer of iron ore pellets in North America. The Company is vertically integrated from mined raw materials and direct reduced iron to primary steelmaking and downstream finishing, stamping, tooling, and tubing. The Company serves a diverse range of markets due to its comprehensive offering of flat-rolled steel products and is the largest supplier of steel to the automotive industry in North America. Headquartered in Cleveland, Ohio, Cleveland-Cliffs employs approximately 25,000 people across its mining, steel and downstream manufacturing operations in the United States and Canada. For more information, visit www.clevelandcliffs.com.

CLEVELAND-CLIFFS INC. • 200 PUBLIC SQUARE • SUITE 3300 • CLEVELAND, OH 44114-2544 3 Source: Cleveland-Cliffs Inc. MEDIA CONTACT: Patricia Persico Director, Corporate Communications (216) 694-5316 INVESTOR CONTACT: Paul Finan Vice President, Investor Relations (216) 694-6544 ###